Exhibit A-4
CAPITAL STRUCTURE OF NATIONAL GRID USA COMPANIES
 AT SEPTEMBER 30, 2000

     NATIONAL GRID USA
     CONSOLIDATED
     ($mm)     (%)
Short-term Debt(1)     125.4     2.4
Long-term Debt     1,042.1     19.5
Preferred Stock     49.5     0.9
Minority Interest     30.7     0.6
Common Stock Equity     4,090.1     76.6
     -------     -----
Total     5,337.8     100.0
     -------     -----

RETAIL COMPANIES
          THE     GRANITE          NEW
     MASSACHUSETTS     NARRAGANSETT     STATE     NANTUCKET     ENGLAND
     ELECTRIC     ELECTRIC     ELECTRIC     ELECTRIC     POWER
     COMPANY           COMPANY          COMPANY      COMPANY       COMPANY
     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)     ($mm)
(%)

Short-term Debt(1)     202.5     9.4     111.4     9.9     -     -     4.1
8.1     163.5     11.9
Long-term Debt     372.6     17.4     153.9     13.7     20.0     30.4
24.7     48.9     371.8     27.1
Preferred Stock     40.7     1.9     7.2     0.6     -     -     -     -
1.6     0.1
Minority Interest     -     -     -     -     -     -     -     -     -     -
Common Stock Equity     1,531.4     71.3     851.3     75.8     45.8
69.6     21.7     43.0     835.4     60.9
     -------     ----     -------     ----     ----     ----     ----
----     ------     ----
Total     2,147.2     100.0     1,123.8     100.0     65.8     100.0
50.5     100.0     1,372.3     100.0
     -------     ----     -------     ----     ----     ----     ----
----     ------     ----

TRANSMISSION COMPANIES

     NEW ENGLAND
     HYDRO     NEW ENGLAND     NEW ENGLAND     NEW ENGLAND
     TRANSMISSION     HYDRO     HYDRO     ELECTRIC
     ELECTRIC     TRANSMISSION     FINANCE     TRANSMISSION
     CO.,INC.     CORPORATION     COMPANY     CORPORATION
     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)

Short-term Debt(1)     6.8     6.3     4.6     7.1     11.0     10.5
7.0     50.0
Long-term Debt     58.7     54.8     35.1     54.4     93.8     89.5
5.4     38.6
Preferred Stock     -     -     -     -     -     -     -     -
Minority Interest     -     -     -     -     -     -     -     -
Common Stock Equity     41.6     38.9     24.9     38.5     -     -
1.6     11.4
     -------     ----     -------     ----     ----     ----     ----     ----
Total     107.1     100.0     64.6     100.0     104.8     100.0     14.0
100.0
     -------     ----     -------     ----     ----     ----     ----     ----

(1)Short-term debt includes the portion of long-term debt due within a year.

      CAPITAL STRUCTURE OF NATIONAL GRID USA COMPANIES
 AT SEPTEMBER 30, 2000
SERVICE COMPANIES


          NATIONAL
     NATIONAL     GRID          NATIONAL
     GRID USA     TRANSMISSION          GRID
     SERVICE     SERVICE          USA
     CO.,INC.     CORPORATION          (Parent)
     ($mm)   (%)     ($mm)   (%)          ($mm)     (%)

Short-term Debt(1)     -     -     -     -               46.5
1.1
Long-term Debt     -     -     -     -               -     -
Preferred Stock     -     -     -     -               -     -
Minority Interest     -     -     -     -               -     -
Common Stock Equity     31.3     100.0     -     -               4,087.7
99.9
     -------     ----     -------     ----               -------     ----
Total     31.3     100.0     -     -               4,134.2     100.0
     -------     ----     -------     ----               -------     ----

UNREGULATED COMPANIES

     NEW               GRANITE
     ENGLAND     NEES     EUA     STATE
     ENERGY(2)     ENERGY     ENERGY     ENERGY(2)     METROWEST
     INC.          INC.       INVESTMENT     INC.          REALTY, LLC
     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)     ($mm)   (%)     ($mm)
(%)

Short-term Debt(1)     -     -     -     -     -     -     -     -     -     -
Long-term Debt     23.6     (1242.1)     172.5     104.5     -     -
0.4      -     7.7     74.8
Preferred Stock     -     -     -     -     -     -     -     -     -     -
Minority Interest     -     -     -     -     -     -     -     -     -     -
Common Stock Equity     (25.5)     1342.1     (7.5)     (4.5)     19.6
100.0     (0.4)     -     2.6     25.2
     -------     -----     -------     ----     ----     ----     ----
----     ----     ----
Total     (1.9)     100.0     165.0     100.0     19.6     100.0     -
-     10.3     100.0
     -------     -----     -------     ----     ----     ----     ----
----     ----     ----

     WAYFINDER     NEES
     GROUP     COMMUNICATIONS
     INC.          INC.
     ($mm)   (%)     ($mm)   (%)
Short-term Debt(1)     -     -     -     -
Long-term Debt     12.4     153.1     46.8     27.5
Preferred Stock     -     -     -     -
Minority Interest     -     -     -     -
Common Stock Equity     (4.3)     (53.1)     123.3     72.5
     -------     ----     -------     ----
Total     8.1     100.0     170.1     100.0
     -------     ----     -------     ----

(1)Short-term debt includes the portion of long-term debt due within a year.
(2)Inactive